UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2005

METWOOD, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-05391
(Commission File Number)

83-0210365
(I.R.S. Employer Identification No.)

819 Naff Road, Boones Mill, VA 24065
(Address of Principal Executive Offices) (Zip Code)

(540) 334-4294
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Metwood, Inc, a Nevada corporation (the "Registrant"), in connection with the items described below.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 3, 2005, we entered into a sales and leaseback transaction with Cahas Mountain Properties, LLC. We sold our various buildings at our corporate headquarters which house our manufacturing plants, executive offices, and other buildings on January 3, 2005 for $600,000 in cash. We simultaneously entered into a commercial lease agreement with this entity whereby we committed to lease back these same properties for $6,200 per month over a ten year term.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METWOOD, INC.

Date: May 16, 2005	By:	/s/ Robert M. Callahan
Robert M. Callahan CEO and Director

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